Exhibit 99.2
Email from Scott A. McGregor to Broadcom employees on September 12, 2011
Broadcom Team,
Today we announced a large and exciting transaction for Broadcom — the acquisition of NetLogic Microsystems, pending regulatory clearance. You can find the news and employee information here.
NetLogic Microsystems is a leader in high performance intelligent semiconductor solutions for next generation networks with a strong 700+ IP portfolio and an excellent team of talented leaders and engineers. NetLogic Microsystems is headquartered in Santa Clara, California and also has a presence in India and China.
The deal is financially compelling and an excellent fit. Both Broadcom and NetLogic Microsystems are aggressive, engineering-centric companies committed to innovation. The deal enhances our revenue growth ratio, expands our non-GAAP product gross margins and is immediately accretive to non-GAAP earnings. NetLogic Microsystems fits with our acquisition model of adding best-in-class technology and engineering talent. And, we have highly synergistic product and customer portfolios. On all fronts, we believe this deal will provide great value to our customers, partners and shareholders.
NetLogic Microsystems has industry-leading multi-core processors, knowledge-based processors, digital front-end (DFE) processors and 10/40/100G PHYs. Together, we will be able to deliver all seven layers (a true end-to-end solution) in the Open System Interconnection (OSI) network model.
NetLogic Microsystems has made considerable progress on a disruptive new architecture for multi-core processors. The market for embedded processors is large and growing quickly. We are in a great position to help NetLogic Microsystems scale and to incorporate its technology into a complete, end-to-end platform for a broad range of customers. By combining NetLogic Microsystems’s DFE and processor assets with our microwave, switch and other assets, we also have the opportunity to become a major player in the rapidly growing mobile infrastructure market. We anticipate the deal will close in the first half of 2012, subject to regulatory clearance. The transaction could take as long as 6-9 months to close but we’re hopeful we can close more quickly. Please remember that as a public company there are Dos and Don’ts every employee must follow (link to legal Dos/Don’ts doc).
The new team from NetLogic Microsystems will be led by NetLogic Microsystems’ current CEO, Ron Jankov, who will join Broadcom as a senior vice president reporting to Rajiv Ramaswami. Please join me in welcoming NetLogic Microsystems and give your support to their talented employees.
Scott

Additional Information about the Merger and Where to Find It
In connection with the proposed transaction, NetLogic Microsystems intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of NetLogic Microsystems are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents to be filed by NetLogic Microsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NetLogic Microsystems’s website at www.netlogicmicro.com or by contacting NetLogic Microsystems Investor Relations at: investors@netlogicmicro.com.
Investors and security holders of NetLogic Microsystems are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
NetLogic Microsystems and Broadcom and each of their respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from NetLogic Microsystems’s stockholders in favor of the proposed transaction. A list of the names of NetLogic Microsystems’s executive officers and directors and a description of their respective interests in NetLogic Microsystems are set forth in NetLogic Microsystems’s annual report on Form 10-K for the fiscal year ended December 31, 2010, the proxy statement for NetLogic Microsystems’s 2011 Annual Meeting of Stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of NetLogic Microsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement relating to the merger when it becomes available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Broadcom’s executive officers and directors by reading Broadcom’s proxy statement for its 2011 Annual Meeting of Shareholders.